Exhibit 99.1

Intrusion Inc. Reports Second Quarter 2024 Results

Intrusion Shield customer penetration continues to expand

PLANO, Texas, August 13, 2024 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the second quarter ended June 30, 2024.

Recent Financial & Business Highlights:

•	Revenue for the second quarter increased by 29% on a sequential basis.
•	Operating loss improved by 18% or $0.4 million sequentially.
•	Awarded a new contract expanding the use of Shield in the government sector.
•	Appointed Dion Hinchcliffe, an information technology, business strategy, and next-generation enterprises expert to the Board of Directors.

“Our ongoing efforts delivered a twenty-nine percent improvement in sequential revenue during the second quarter as our cybersecurity solutions and innovative strategies continue to gain traction with customers across a wide range of industries,” said Tony Scott, CEO of Intrusion. “These successes include the expansion of our government sector customer base, where we have been awarded a new order for Intrusion Shield which marked an important milestone as this was the first large scale adoption of our Shield technology with government customers. As a result of these new government contracts, the other new logos we recently signed over the past few quarters, and our strong pipeline, we believe that we are well-positioned to improve our financial performance in future periods.”

Mr. Scott continued, “During the quarter, we also completed two financing efforts that helped improve the strength of our balance sheet. We are continuing to work closely with our financial partners to enhance our financial flexibility, which will allow us to be more strategic with how we access and deploy capital to support our future business operations. As we look forward to the second half of 2024, our focus continues to remain on driving sales volume and ensuring that we have the funds we need to execute our mission to provide customers with cost-effective cybersecurity solutions for their enterprise.”

Second Quarter Financial Results

Revenue for the second quarter of 2024 was $1.5 million, an increase of 29% on a sequential basis. The sequential increase in revenue during the second quarter of 2024 was driven by the recent award of a large government contract for the use of both Intrusion Shield technology and Consulting services.

The gross profit margin was 76% for the second quarter of 2024, compared to 78% in the second quarter of 2023. Gross margin will vary based on product mix.

Operating expenses in the second quarter of 2024 were $3.1 million, a decrease of $0.2 million sequentially and $0.9 million from the comparable quarter of last year.

The net loss from operating activities for the second quarter of 2024 was $(2.0) million, representing a $0.4 million or 18% improvement over the first quarter and $0.9 million or 30% improvement on a year-over-year basis. The improvement over the first quarter was driven by both gross profit on higher revenues and a decrease in operating expenses.

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The net loss for the second quarter of 2024 was $(2.1) million, or $(0.53) per share, compared to a net loss of $(3.1) million, or $(2.92) per share for the second quarter of 2023.

As of June 30, 2024, cash and cash equivalents were $1.5 million. On April 22, Intrusion entered into a private placement subscription agreement pursuant to which the Company sold to purchasers in a Private Offering 1.3 million shares of its common stock each of which is coupled with a warrant to purchase two shares of common stock at an aggregate offering price of $1.95 per share. The Private Offering resulted in net proceeds to Intrusion of $2.6 million. On April 8, the Company also sold 0.2 million shares of common stock through a warrant inducement offering resulting in $0.6 million in net proceeds. The Company has been using these proceeds from the Private Offering for working capital and general corporate purposes.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M., EDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 693877. The call will also be webcast live (https://www.webcaster4.com/Webcast/Page/3014/50743). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until August 27, 2024, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 50472. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,506	$139
Accounts receivable, net	708	364
Prepaid expenses and other assets	414	635
Total current assets	2,628	1,138
Noncurrent Assets:
Property and equipment:
Equipment	1,864	2,069
Capitalized software development	3,418	2,791
Leasehold improvements	15	15
Property and equipment	5,297	4,875
Accumulated depreciation and amortization	(2,330)	(1,955)
Property and equipment, net	2,967	2,920
Finance leases, right-of-use assets, net	87	382
Operating leases, right-of-use assets, net	1,502	1,637
Other assets	293	171
Total noncurrent assets	4,849	5,110
TOTAL ASSETS	$7,477	$6,248

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable, trade	$1,399	$2,215
Accrued expenses	239	222
Finance lease liabilities, current portion	122	384
Operating lease liabilities, current portion	260	178
Notes payable	511	10,823
Deferred revenue	578	439
Total current liabilities	3,109	14,261

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	–	3
Operating lease liabilities, noncurrent portion	1,420	1,539
Total noncurrent liabilities	1,420	1,542

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Series A preferred stock, $0.01 par value: Authorized shares – 20; Issued and outstanding shares – 9 in 2024 and 0 in 2023	8,956	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 5,441 in 2024 and 1,848 in 2023; Outstanding shares – 5,440 in 2024 and 1,847 in 2023	54	18
Common stock held in treasury, at cost – 1 share	(362)	(362)
Additional paid-in capital	108,343	101,049
Accumulated deficit	(114,000)	(110,217)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity (deficit)	2,948	(9,555)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,477	$6,248

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 INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$1,460	$1,468	$2,591	$2,777
Cost of revenue	350	330	576	643

Gross profit	1,110	1,138	2,015	2,134

Operating expenses:
Sales and marketing	1,158	1,423	2,335	3,161
Research and development	1,035	1,451	2,054	3,247
General and administrative	950	1,185	2,131	2,691

Operating loss	(2,033)	(2,921)	(4,505)	(6,965)

Interest expense	(34)	(233)	(262)	(518)
Interest Accretion and amortization of debt issuance costs, net	–	25	990	(421)
Other (expense) income, net	–	–	(6)	41

Net loss	$(2,067)	$(3,129)	$(3,783)	$(7,863)

Net loss per share:
Basic	$(0.53)	$(2.92)	$(1.31)	$(7.40)
Diluted	$(0.53)	$(2.92)	$(1.31)	$(7.40)

Weighted average common shares outstanding:
Basic	4,327	1,070	3,099	1,062
Diluted	4,327	1,070	3,099	1,062

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